Kisumu County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 13 June 2018, for: TENDER NO KSCG/M01/56/2018-2019
TENDER NO KSCG/M01/59/2018-2022

This Memorandum Serves as a basis for completing the Partnership between Kisumu County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 13 June 2018 from the HON ONYANGO OLOO (MR), Speaker of Kisumu County approving the partnership with AmericaTowne, Holdings, Inc., and Kisumu County Government for Tenders. The **TENDER NO KSCG/M01/56/2018-2019** for 1.6 billion Kenya Shillings ($15.8 Million USD) annually for the Ahero irrigation scheme, and **TENDER NO KSCG/M01/59/2018-2022** for 1.26 billion Kenya Shillings ($12.4 Million USD) each year for four years for solar panels for sub counties. The County Government has the right to increase the Tender when deemed necessary.

The equipment and services will be provided under **TENDER NO KSCG/M01/56/2018-2019 and TENDER NO KSCG/M01/59/2018-2022.**

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Kisumu County Government agree that:

Kisumu County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 30, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Kisumu County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Kisumu County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne's Chairman & Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Kisumu County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Kisumu County Government, Kisumu County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 6/14/2018

COUNTY OF KISUMU

By: H.E HON Prof. Peter Anyang' Nyong'o EGH
Its: Governor Kisumu County

Dated: 14/06/2018.